Exhibit 5.1

[Letterhead of Richards, Layton & Finger, P.A.]
December 2, 2019
Compass Diversified Holdings
301 Riverside Avenue
Second Floor
Westport, CT 06880

Re:	Compass Diversified Holdings
Ladies and Gentlemen:
We have acted as special Delaware counsel to Compass Diversified Holdings, a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.
For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)
The Certificate of Trust of the Trust as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on November 18, 2005, as amended by the Certificate of Amendment to Certificate of Trust as filed with the Secretary of State on September 13, 2007 with an effective date of September 14, 2007 (collectively, the “Certificate of Trust”);

(b)
The Trust Agreement, dated as of November 18, 2005 among Compass Diversified Holdings LLC (the “Company”) and the trustees named therein, as amended and restated by the Amended and Restated Trust Agreement for the Trust, dated as of April 25, 2006, as amended by the First Amendment, dated as of May 25, 2007, as further amended by the Second Amendment, dated as of September 14, 2007 as further amended by the Third Amendment, dated as of December 21, 2007 and effective as of January 1, 2007, as further amended by the Fourth Amendment, dated as of November 1, 2010 and as amended and restated by the Second Amended and Restated Trust Agreement, dated as of December 6, 2016 (as amended and restated, the “Trust Agreement”) (including the form of share certificate attached thereto as Exhibit A);

(c)
The Registration Statement on Form S-3, filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2019 (the “Registration Statement”), including a related prospectus, as supplemented by the prospectus supplement filed

Compass Diversified Holdings
December 2, 2019

with the SEC on November 14, 2019 (jointly, the “Prospectus”) relating to 4,000,000 preferred shares of the Trust representing beneficial interests in the assets of the Trust (each, a “Share” and collectively, the “Shares”), and the additional 600,000 preferred shares of the Trust representing beneficial interests in the assets of the Trust being offered upon the exercise of an over-allotment option pursuant to the Underwriting Agreement (as defined below) (each, an “Over-Allotment Share” and collectively, the “Over-Allotment Shares”);

(d)	A certificate of an officer of the Company in its capacity as Sponsor, including certain resolutions attached thereto, authorizing the issuance of the Over-Allotment Shares by the Trust;

(e)	The Share Designation (Series C Preferred Shares), executed by the Trust (the “Share Designation”); and

(f)	A Certificate of Good Standing for the Trust, dated November 27, 2019, obtained from the Secretary of State.
For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (f) above. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.
Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.
With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.
For purposes of this opinion, we have assumed (i) that the Trust Agreement, the Share Designation and the Certificate of Trust will be in full force and effect and will not be amended as of the date the Shares or the Over-Allotment Shares are issued, (ii) the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents (other than the Trust or, to the extent covered in the opinion of Richards, Layton & Finger, P.A. of even date herewith, the Company) examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) that each of the parties to the documents (other than the Trust or, to the extent covered in the opinion of Richards, Layton & Finger, P.A. of even date herewith, the Company) examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents (other than the Trust or, to the extent covered in the opinion of Richards, Layton & Finger, P.A. of even date herewith, the Company) examined by us, (vi) the receipt by each Person to whom a Share or an Over-Allotment Share is to be issued by the Trust (collectively, the “Shareholders”) of either (A) a Share Certificate for such Share or Over-Allotment Share or (B) confirmation of the Trust’s registration in the Share Register of such Person as the registered owner of such Share or Over-Allotment Share, and the payment for such Share or Over-Allotment Share, in accordance with the Trust Agreement and the Registration Statement as of the date the Shares or the Over-Allotment Shares are issued, (vii) that

Compass Diversified Holdings
December 2, 2019

the Shares and the Over-Allotment Shares will be issued and sold to the Shareholders in accordance with the Trust Agreement, the Share Designation, the Underwriting Agreement and the Registration Statement, (viii) that after the issuance and sale of the Shares and the Over-Allotment Shares under the Registration Statement, the Underwriting Agreement, the Share Designation and the Trust Agreement, the aggregate number of the Shares and the Over-Allotment Shares issued by the Trust will not exceed 50,000,000, and (ix) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of any such document prior to such amendment or restatement. We have not participated in the preparation of the Registration Statement, except for this opinion, or the Prospectus and assume no responsibility for their contents, other than this opinion.
This opinion is limited to the laws of the State of Delaware that are currently in effect (excluding the blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.
Based upon the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:
1.The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del.C. § 3801, et seq.
2.The Over-Allotment Shares of the Trust will be validly issued, fully paid and nonassessable beneficial interests in the assets of the Trust.
3.The Shareholders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.
We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the headings “Legal Matters” and “Validity of Securities” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ Richards, Layton & Finger, P.A.